UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) November 4, 2005


                                  CytoDyn, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Colorado                      000-49908                 75-3056237
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
 of incorporation)                                           Identification No.)


              200 W. DeVargas St., Suite 1, Santa Fe, NM    87501
              -----------------------------------------------------
              (Address of Principal Executive Offices)   (Zip Code)


                                 (505) 988-5520
                                 --------------
              (Registrant's telephone number, including area code)



          (Former Name or Former Address, if Changed Since Last Report)

Item 8.01 Other Events

Background

On November 25, 2003, the Company entered into a Financial Representative Agreement (the"Agreement") with J.P. Turner & Company, LLC the ("Agent"), a broker/dealer belonging to the National Association of Securities Dealers ("NASD"). The purpose of the Agreement was to provide the Company with the services of the Agent in connection with a private offering of the Company's common stock.

The Company had developed the first targeted immune therapy that has shown promise in preliminary clinical trials as a treatment for HIV/AIDS. Although targeted immune therapies have now become a mainstay for treating cancer and autoimmune diseases, the use of these therapies to treat immunologically-mediated infectious diseases would still be in the nature of a breakthrough. (An immunologically- mediated infectious disease is a disease that is triggered by an "infectious agent" but arises because of an inappropriate immune response. Lyme disease is a familiar example.)

Brokers and customers of the Agent had been following the Company's product for years and had already conducted due diligence. This involved the burden of identifying and talking to independent medical specialists who had actual knowledge of the subject, which requires familiarity with advanced research in a highly focused area.

As an example of how this poses a problem for capitalization, when the Company's President made his discovery back in 1994, it was widely believed by biotech analysts that there could never be such a thing as a targeted immune therapy for any disease. Today, there are so many on the market that the FDA has reassigned these monoclonal antibodies from the biologic division to the drug division.

Because of the distinct advantage held by the Agent in being able to help the Company and its 60 pre-existing shareholders, the Company agreed to provide the Agent with consideration that included, without limitation, "Investment Banking Warrants" for the purchase of 300,000 shares of the Company's common stock. There was also a covenant for the benefit of all of the Company's shareholders that the Company intended to register its shares for sale in the public market place. Otherwise, the Company would find it difficult to impossible to obtain the additional capital needed for further clinical trials due to the problems surrounding a breakthrough, as explained above.

Change in Covenants of the Agreement

The Company subsequently learned that NASD had advised the Agent that the Agreement violated the rules imposed by NASD on its members with respect to compensation and participation. After five months of clarifications and negotiations, the Agent was advised by NASD that the problem could be resolved if the Agent sent a letter to NASD agreeing that any of the shares of the Company listed in the Company's registration will be traded through another broker/dealer Whether such shares are held by the Agent itself or by its customers

The Agent has advised the Company that the Agent has complied in full with the demands of NASD by filing the requested letter on or about November 4, 2005.



                                   SIGNATURE

Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        CytoDyn, Inc.


Date: November 8, 2005                  /s/ Allen D. Allen
                                        ----------------------------
                                        Allen D. Allen
                                        President